Exhibit 21

LIST OF SIGNIFICANT SUBSIDIARIES

Subsidiary or Affiliate	Jurisdiction in which Incorporated or Organized
CB&I Holdings B.V.	The Netherlands

Lealand Finance Company B.V.	The Netherlands

Chicago Bridge & Iron Company B.V.	The Netherlands

Arabian CBI Ltd.	Saudi Arabia

Arabian CBI Tank Manufacturing Company Ltd.	Saudi Arabia

CBI Construcciones S.A.	Argentina

CBI Constructors Pty. Ltd.	Australia

CBI Constructors (PNG) Pty. Ltd.	Papua New Guinea

CBI Constructors S.A. (Proprietary) Limited	South Africa

CB&I Finance Company Limited	Ireland

CBI Holdings (U.K.) Limited	United Kingdom

CBI Constructors Limited	United Kingdom

CB&I UK Limited	United Kingdom

CBI (Malaysia) Sdn. Bhd.	Malaysia

CBI Montajes de Chile Limitada	Chile

CB&I (Nigeria) Limited	Nigeria

CB&I Oil & Gas Europe B.V.	The Netherlands

CB&I Lummus B.V.	The Netherlands

CB&I Lummus GmbH	Germany

Lummus Novolen Technology GmbH	Germany

Lummus Technology Heat Transfer B.V.	The Netherlands

CB&I Lummus s.r.o.	Czech Republic

CBI Peruana S.A.C.	Peru

CBI (Philippines) Inc.	Philippines

CBI Venezolana S.A.	Venezuela

Chicago Bridge & Iron Company (Egypt) LLC	Egypt

CMP Holdings B.V.	The Netherlands

CB&I Europe B.V.	The Netherlands

Horton CBI, Limited	Canada

P.T. Chicago Bridge & Iron (1)	Indonesia

Chicago Bridge & Iron (Antilles) N.V.	Netherland Antilles

Arabian Gulf Material Supply Company Ltd.	Cayman Islands

CBI Eastern Anstalt	Liechtenstein

Oasis Supply Company Anstalt	Liechtenstein

CB&I Hungary Holding LLC (CBI Hungary Kft)	Hungary

CBI Overseas, LLC	Delaware

Southern Tropic Material Supply Company, Ltd.	Cayman Islands

Chicago Bridge & Iron Company	Delaware

CB&I Inc.	Texas

CBI Americas Ltd.	Delaware

CB&I Tyler Company	Delaware

CB&I Paddington Limited	United Kingdom

CB&I London	United Kingdom

CB&I Woodlands L.L.C.	Delaware

CBI Services, Inc.	Delaware

Chicago Bridge & Iron Company	Illinois

Asia Pacific Supply Co.	Delaware

CBI Caribe, Ltd.	Delaware

CBI Company Ltd.	Delaware

Constructora C.B.I. Limitada	Chile

Central Trading Company Ltd.	Delaware

Chicago Bridge & Iron Company (Delaware)	Delaware

CSA Trading Company, Ltd.	Delaware

Lummus Technology Inc.	Delaware

Lummus Catalyst Company Ltd.	Delaware

(1)	Unconsolidated affiliate

In addition, Chicago Bridge & Iron Company N.V. has multiple other consolidated subsidiaries providing similar contracting services outside the United States, the number of which changes from time to time depending upon business opportunities and work locations.